UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 18, 2008

CHINA WATER AND DRINKS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52812	20-2304161
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Unit 607, 6/F Concordia Plaza, 1 Science Museum Road,
Tsimshatsui East, Kowloon, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)

852-2620-6518
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

A)  As discussed below under Item 4.02, on September 18, 2008, the agreements related to the make good escrow arrangement established by Mr. Xu to facilitate China Water & Drinks, Inc.’s (the “Company’s” or “China Water’s”) May 2007 equity financing transaction were amended to make clear that any compensation charge relating to the make good arrangement itself, and any expense relating to the beneficial conversion feature attributable to the Company’s 5% secured convertible notes (the “Notes”), would likewise be disregarded for purposes of the make good calculation. Mr. Xu is the Company’s president and serves as a director of the Company.

In addition, Mr. Xu owns for the benefit of China Water companies that lease its premises in Hong Kong, and that are negotiating to purchase property to facilitate a plant expansion in the Guangdong province. Mr. Xu has agreed to contribute these companies to China Water upon its planned acquisition by Heckmann Corporation. China Water has paid the operating expenses of these companies, which payments have been reflected in its financial statements.

B)  As more fully described in its current report on Form 8-K filed on May 20, 2008 with the Securities and Exchange Commission (“SEC”), on May 19, 2008, China Water announced that Heckmann Corporation, a Delaware corporation (“Heckmann”), Heckmann Acquisition II Corp., a Delaware corporation and Heckmann’s wholly owned subsidiary (“Merger Sub”), and China Water entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) pursuant to which China Water will be merged with and into Merger Sub.

Pursuant to agreements entered into with Heckmann and China Water when the merger agreement was executed, existing and former members of China Water’s management, and China Water’s existing noteholders and private placement investors irrevocably elected to receive Heckmann common stock in the merger in respect of approximately 70.1 million shares of China Water common stock (out of approximately 111.4 million shares of China Water common stock outstanding on an as converted basis), and to receive cash in the merger in respect of approximately 33.0 million shares of China Water common stock for aggregate cash proceeds of $165.0 million.

However, in light of the recent instability in the credit and capital markets, Heckman determined that it would be prudent to preserve more of its cash to fulfill its acquisition strategy and, conversely, to reduce its potential dependence on credit arrangements to finance planned growth. To facilitate implementation of this plan of action, Heckmann and existing and former members of China Water management as well as certain stockholders that are parties to the undertaking agreement entered into amendments to the majority stockholder written consent agreements, undertaking agreement and related documents.  Pursuant to these agreements, (i) Mr. Xu, the President of China Water, agreed to reduce his cash consideration from the $5 per share payable in the merger, to $2.77, for 5.4 million of his shares of China Water common stock (ii) two other members of management of China Water  agreed to sell an aggregate of 4.4 million shares of their China Water common stock to Heckmann prior to the  merger at an average price of $1.35 per share, and (iii) a group of early investors in China Water, including Chen Xing Hua, China Water's former chief executive officer, and the China Water stockholders that are party to the undertaking agreement,  agreed to sell their current China Water stockholdings (23.2 million shares in the aggregate) to Heckmann immediately prior to the merger for an average of $1.04 per share.

As a result, Heckmann will reduce from $165 million to $45 million the cash required to purchase these 33.0 million shares, preserving $120 million in additional cash to fund future planned growth. Heckmann will not be required to issue any additional shares of its stock to compensate for the cash reduction. Instead, Mr. Xu, for the benefit of all of China Water's and Heckmann's stockholders, has agreed to transfer to certain stockholders, immediately prior to the merger, 7.6 million of his remaining 30.6 million shares of China Water common stock.  The recipients of Mr. Xu’s shares of China Water common stock will receive Heckmann common stock in exchange for such shares at the exchange rate in the merger. No other stockholders of China Water are directly affected by these changes. All China Water stockholders who have not yet made elections relating to the merger will still have the choice of receiving either 0.8 shares of Heckmann common stock or $5.00 in cash for each share of China Water common stock they own.

(i) Amendments to Majority Stockholder Consent Agreements

Concurrently with the execution of the Merger Agreement, Mr. Xu Hong Bin, China Water’s president, and Mr. Chen Xing Hua, China Water’s former chief executive officer, each executed and delivered a majority stockholder written consent agreement with Heckmann and China Water, pursuant to which each of them, among other things, elected to receive in the Merger cash at the $5.00 per share cash election price for, (i) in the case of Mr. Xu, 15%, or 5.4 million, of the 36.0 million outstanding shares of China Water common stock held by Mr. Xu, and (ii) in the case of Mr. Chen, all 12.2 million outstanding shares of China Water common stock held by Mr. Chen.

On September 26, 2008, in light of the recent instability in the credit and capital markets,  Mr. Xu and Mr. Chen agreed to amend their majority stockholder written consent agreements to sell 5.4 million and 12.2 million shares, respectively, of China Water common stock to Heckmann immediately prior to the effective time of the merger and to reduce their cash consideration from the $5.00 per share payable in the merger, to $2.77 and $1.04, respectively.

Copies of the amendments to the majority stockholder written consent agreements of Messrs. Xu and Chen are attached hereto as Exhibits 10.1 and 10.2, respectively.

(ii) Amendment to Undertaking Agreement

Concurrently with the execution of the merger agreement, six holders of China Water’s common stock holding in the aggregate approximately 8.9 million shares of China Water common stock executed and delivered an undertaking agreement with Heckmann and China Water, pursuant to which such holders agreed to (i) elect to receive only cash at the $5.00 per share cash election price for each share of China Water common stock held by such holder, (ii) and provide a general release of claims against Heckmann, Merger Sub, and China Water.

On September 26, 2008, in light of the recent instability in the credit and capital markets, Heckmann and certain stockholders that are parties to the undertaking agreement executed an amendment to the undertaking agreement to provide for the sale of approximately 8.9 million shares of China Water common stock to Heckmann immediately prior to the effective time of the merger at a reduced per share price of $1.04 per share.  Heckmann will not be required to issue any additional shares of its stock to compensate for the cash reduction.  Instead, Mr. Xu, for the benefit of all of China Water's and Heckmann's stockholders, has agreed to transfer to the parties to the underwriting agreement, in order to induce them to accept less than the $5 per share in cash that would have been payable to them in the merger, 7.6 million of his remaining 30.6 million shares of China Water common stock.  Each of the recipients of Mr. Xu’s shares of China Water common stock will receive Heckmann common stock in exchange for such shares at the exchange rate in the merger.

A copy of the amendment to the undertaking agreement is attached hereto as Exhibit 10.3.

(iii) Amendment to Merger Agreement

On September 29, 2008, Heckmann, Merger Sub and China Water entered into Amendment No. 1 to the Merger Agreement (the “Merger Amendment”) to make conforming changes consistent with the amendments to the majority stockholder written consent and undertaking agreements as well as to reflect a waiver of certain rights that may inure to the benefit of Heckman as a result of the restatement described below. Specifically, the Merger Agreement was amended to permit Heckmann to make the acquisitions of China Water common stock contemplated by the amendments described above, and to add to the conditions to Heckmann’s obligations to consummate the merger and the related transactions the execution and delivery of such amendments. A copy of the Merger Amendment is attached hereto as Exhibit 2.01.

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company is filing amendments (1) to its Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008 to record a beneficial conversion feature related to the Company’s sale of its Notes, (2) to those reports and its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 to (a) reflect a change in the valuation of shares it issued in connection with its acquisition of Pilpol (HK) Biological Limited (“Pilpol”), and (b) reflect a change in the valuation of the shares issued in connection with the Company’s investment in China Bottles, Inc. (formerly Hutton Holdings Corporation) (“China Bottles”), and (3) to all of those reports to record compensation charge relating to Xu Hong Bin’s obligations under the make good escrow agreement with certain investors that was entered into in connection with the Company’s May 2007 equity financing transaction.

On September 28, 2008, the Company’s board of directors concluded that its consolidated financial statements as of and for the year ended December 31, 2007, which were included in the Company’s annual report on Form 10-K for the year ended December 31, 2007, as well as its unaudited condensed financial statements as of and for the quarterly periods ended March 31, 2008 and June 30, 2008, which were included in the Company’s quarterly reports on Form 10-Q for the same quarterly periods, could no longer be relied upon due to the need to make the adjustments discussed herein. Upon authorization by the Company’s board of directors, the Company’s authorized officers discussed with the Company’s independent accountant the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02.

Compensation Charge

In connection with the Company’s May 2007 equity financing transaction, Xu Hong Bin, the Company’s president, entered into a make good escrow agreement with certain investors whereby Mr. Xu agreed to transfer 11.2 million shares of common stock owned by him to the investors in the event that the Company did not meet certain performance targets for its fiscal year ended December 31, 2007 and another 11.2 million shares of common stock owned by him to the investors in the event that the Company does not meet certain performance targets for its fiscal year ended December 31, 2008.

Subsequently, the Company determined that the agreement to release the shares from escrow upon the achievement of the performance targets should be presumed to be a separate compensatory arrangement between the Company and Mr. Xu. The performance targets for the fiscal year ended December 31, 2007 were met. Accordingly, the aggregate fair value of the shares at the time the make good escrow agreement became effective, $56 million, was charged to income as stock-based compensation during the year ended December 31, 2007. For the first half of 2008, the Company accrued $28 million of compensation expense through June 30, 2008 as the Company believes it is probable that the performance target will be achieved for fiscal year 2008.

The performance objective for 2007 was $19 million in net income and for 2008 is $30 million in net income and 30 cents per share. On September 18, 2008, the agreements related to this arrangement were amended to make clear that any compensation charge relating to the make good arrangement, and any expense relating to the beneficial conversion feature attributable to the Notes, would be disregarded. Copies of the Amendment to the Securities Purchase Agreement and the Amendment to the Make-Good Escrow Agreement are attached hereto as Exhibit 10.4 and 10.5, respectively.

In connection with the pending acquisition of China Water by Heckmann Corporation, the make good arrangement will terminate, and no further charges will be recorded.

Pilpol Acquisition

Under the terms of the stock purchase agreement pursuant to which the Company acquired Pilpol, a portion of the acquisition consideration consisted of shares of the Company’s common stock.  On August 15, 2007, the Company and the former owners of Pilpol agreed to amend the purchase price to fix the number of shares to be issued in the Pilpol acquisition at 1,523,578 shares. As a result, the Company should have reclassified the monetary value of these shares, which was $12,188,624, to stockholders’ equity.

The Company originally valued the 1,523,578 shares of its common stock issued in the Pilpol acquisition at $3.50 due to, among other factors, the illiquidity of and small public float for its common stock. Subsequently, the Company determined that the quoted market price is the appropriate valuation measurement under relevant accounting standards.

The Company has restated its December 31, 2007 and June 30, 2008 consolidated financial statements to reclassify the monetary value of these shares from acquisition consideration payable to stockholders’ equity.

Investment in China Bottles

On August 31, 2007, the Company acquired 48% of China Bottles in exchange for $9 million in cash and 2,133,333 shares of its common stock. The Company originally recorded the share issuance at the quoted market price on the OTCBB on the date of the transaction, which was $7.70 per share.  However, in May 2008, the Company determined that the fair value for its shares was $3.50 at the time of issuance, the same value it used for the relatively concurrent Pilpol transaction. Subsequently, the company determined that the quoted market price is the best evidence of the fair value of its common stock issued in connection with the investment and as a result, the Company has restated its December 31, 2007 and June 30, 2008 consolidated financial statements to use quoted market price in accounting for the investment.

Beneficial Conversion Feature of the Notes

In January 2008, the Company sold an aggregate amount of $50 million of its 5% secured convertible notes to a group of investors. The Notes are convertible at the greater of $3.00 subject to certain dilution adjustments or $4.25 per share, which amount has been fixed at $4.25 per share in connection with the Company's proposed acquisition by Heckmann Corporation.

At the time of the Notes transaction, the quoted market price of the Company’s common stock was $17.25 per share on the OTCBB.  The Company did not record a beneficial conversion at the time of the Notes transaction believing that the quoted market price did not reflect fair value in light of, among other factors, the illiquidity of and small public float for its common stock. However, as a result of the Company’s determination that the quoted market price represented the best evidence of the fair value of its common stock, the Company determined that the Notes issuance included a beneficial conversion feature. The Company subsequently restated its June 30, 2008 consolidated financial statements to record a beneficial conversion feature of $44 million, an amount equal to the proceeds realized upon issuance of the Notesl.

In connection with the pending acquisition by Heckmann Corporation, any remaining amounts attributable to the beneficial conversion feature will accounted for through purchase accounting.

ITEM 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger dated dated September 29, 2008, by and among Heckmann Corporation, Heckmann Acquisition II Corp. and China Water and Drinks, Inc.

10.1	Amendment No. 2 to Majority Stockholder Consent Agreement dated September 26, 2008, by and between Heckmann Corporation and Xu Hong Bin.

10.2	Amendment No. 1 to Majority Stockholder Consent Agreement dated September 26, 2008, by and between Heckmann Corporation and Chen Xing Hua.

10.3	Amendment No. 1 to Undertaking Agreement dated September 26, 2008, by and among Heckmann Corporation, China Water and Drinks, Inc., and certain holders of China Water and Drinks Inc. common stock.

10.4	Amendment No. 1 to Securities Purchase Agreement dated as of September 18, 2008, by and among China Water and Drinks, Inc., The Pinnacle Fund, L.P. and Pinnacle China Fund, L.P.

10.5	Amendment No. 1 to Make Good Escrow Agreement dated as of September 18, 2008, by and among China Water and Drinks, Inc., The Pinnacle Fund, L.P., Xu Hong Bin and Loeb & Loeb LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:	/s/ Xu Hong Bin
Name: Xu Hong Bin
Title: President

Dated: September 29, 2008